Exhibit 10.55

DOE (Title XVII)	KAHUKU WIND POWER

SECRETARY’S GUARANTEE

The United States of America, acting through the Secretary of Energy (“Secretary”), hereby guarantees to the Federal Financing Bank, its successors and assigns (“FFB”), all payments of principal, interest, premium (if any), and late charges (if any), when and as due in accordance with the terms of the note dated July 26, 2010, issued by Kahuku Wind Power, LLC (the “Borrower”) payable to FFB in the maximum principal amount of $117,330,968, to which this Secretary’s Guarantee is attached (such note being the “Note”), with interest on the principal until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by the Secretary of any sums or property from its enforcement of its remedies for the Borrower’s default.

This Secretary’s Guarantee is issued pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.), section 6 of the Federal Financing Bank Act of 1973 (12 U.S.C. § 2285), and the Note Purchase Agreement dated as of July 26, 2010, among FFB, the Borrower, and the Secretary.

UNITED STATES OF AMERICA

By:	/s/ David G. Frantz

Name:	David G. Frantz

Title:	Director
Loan Guarantee Program
Office of Loan Programs

Date:	July 26, 2010